UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 29, 2008

Memry Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-15971	06-1084424
(Commission File Number)	(IRS Employer Identification No.)

3 Berkshire Boulevard, Bethel, Connecticut	06801
(Address of principal executive offices)	(Zip Code)

(203) 739-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 29, 2008, the merger (the “Merger”) of Saes Devices Corp. (“Merger Sub”), a Delaware corporation and an indirect wholly-owned subsidiary of SAES Getters S.p.A., an Italian corporation (“SAES”), with and into Memry Corporation (the “Company”) was completed pursuant to the Agreement and Plan of Merger, dated June 24, 2008, as amended by Amendment No. 1 thereto dated as of August 14, 2008 (as so amended, the “Merger Agreement”), by and among the Company, Merger Sub and SAES. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as an indirect wholly-owned subsidiary of SAES. At the effective time of the Merger, each outstanding share of common stock of the Company (“Common Stock”) was converted into the right to receive $2.53 in cash, without interest.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on June 25, 2008, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company requested that the American Stock Exchange delist the Common Stock, effective as of the close of business on September 29, 2008. In addition, the Company will file a Form 15 with the Commission to terminate the registration of the Common Stock and suspend the Company’s reporting obligations under Section 13 and 15(d) of the Securities Exchange Act of 1934.

Item 5.01. Changes in Control of Registrant.

As a result of the Merger, the Company will become an indirect wholly-owned subsidiary of SAES. The disclosure under Item 2.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

Pursuant to the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Company and the initial officers of the Company shall be Dean Tulumaris, Marcy Macdonald and Richard Sowerby.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Company. The bylaws of Merger Sub as in effect at the Effective Time shall be the bylaws of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Memry Corporation, dated September 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMRY CORPORATION

Date: September 29, 2008	By:	/s/ Richard F. Sowerby
Richard F. Sowerby
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Memry Corporation, dated September 29, 2008.